Exhibit 21.1

List of Subsidiaries of Chesapeake Lodging Trust

CHSP LLC

Chesapeake Lodging, L.P.

CHSP TRS LLC

CHSP Boston LLC

CHSP Los Angeles LLC

CHSP Anaheim LLC

CHSP Newton LLC

CHSP San Francisco LLC

CHSP Seattle LLC

CHSP TRS Boston LLC

CHSP TRS Los Angeles LLC

CHSP TRS Anaheim LLC

CHSP TRS Newton LLC

CHSP TRS San Francisco LLC

CHSP TRS Seattle LLC